                                                                    EXHIBIT 10.8

                         STRATEGIC BUSINESS AGREEMENT
                         ----------------------------

     THIS STRATEGIC BUSINESS AGREEMENT (this "Agreement") is entered into as of the 11th day of September, 2000 (the "Effective Date") by and between Terion, Inc. ("Terion"), a Delaware corporation with a principle place of business at 420 North Wickham Road, Melbourne, Florida 32935 and XTRA Lease, Inc. ("XTRA"), a Delaware corporation with a principle place of business at 1801 Park 270 Drive, St. Louis, Missouri 63146.

                                   RECITALS
                                   --------

     WHEREAS, Terion, a mobile information products and services company, owns rights to, and manufactures an operational monitoring product which is more particularly described on Exhibit A attached hereto (the "FleetView Unit"); and
                          ---------

     WHEREAS, XTRA is a leading provider of trailer leasing services and desires to (i) purchase FleetView Units for use in the XTRA Fleet (as defined below),
(ii) market and sell FleetView Units to End Users (as defined below), (iii) be a lessor of trailers containing the FleetView Unit or provider of lease financing to End Users who desire to purchase the FleetView Unit from Terion, and (iv) acquire equity in Terion; and

     WHEREAS, the parties desire to enter into a strategic business relationship to enhance the acceptance of FleetView Units.

     THEREFORE, for good and valuable consideration, the parties agree as follows:

1.   DEFINITIONS.
     -----------

     In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the
                    ---------
singular and plural forms. In this Agreement, the words "including," "include" and "includes" shall each be deemed to be followed by the term "without limitation." Any agreement or exhibit referred to herein shall mean such agreement or exhibit as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement. References to any statute or regulation means such statute or regulation as amended at the time and includes any successor statute or regulation. Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules and exhibits shall be references to recitals, articles, sections, paragraphs, schedules and exhibits of this Agreement.

     "Communication Services" means Terion's wireless tracking and mobile information management services that utilizes the communications network provided by Terion.

     "Dispute" means any dispute, controversy, or claim arising out of or relating to this Agreement, including without limitation the interpretation, performance, breach, termination or invalidity of this Agreement.

     "End User" means a third party who uses the FleetView Unit and the Communication Services in the Territory solely for its own customary internal business purposes in accordance with a written agreement with Terion, and not for redistribution.

     "End User Communication Services Account" means an account activated by Terion that allows an End User to use the Communication Services.

     "Look and Feel" means the distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementation thereof) within the Terion Site or the Private Labeled Site and the total appearance and impression substantially formed by the combination, coordination and interaction of such elements.

     "Losses" means, collectively, any and all claims, losses, liabilities, damages, costs or expenses including reasonable attorneys' fees.

     "Order" means a request for the sale and delivery of the FleetView Unit and activation of the Communication Services made pursuant to Terion's Product Purchase Form.

     "Private Labeled Site" means a private labeled version of Terion's FleetView website.

     "Product Purchase Form" means the Terion FleetView Product Purchase Form and related terms and conditions attached hereto as Exhibit B, as modified or
                                                    ---------
amended from time to time.

     "Rental User" means any customer of XTRA who rents or leases a trailer from XTRA's Fleet and uses the FleetView Unit and the Communication Services in the Territory.

     "Software" means the object code version of (i) the software code that is embedded in and that is required to operate the FleetView Unit, (ii) Terion's TView software, (iii) any other software provided by Terion, (iv) any user documentation and (v) any updates or modifications made thereto.

     "Terion Indemnified Parties" means collectively, Terion, its affiliates and their respective officers, directors, and employees.

     "Terion Marks" means the trademarks set forth on Exhibit C.
                                                      ---------

     "Terion Shipping Point" means Terion's Melbourne, Florida location or such other location as determined by Terion from time to time.

     "Terion's Standard Volume Pricing Schedule" means Terion's pricing schedule as amended or updated from time to time, a current copy of which is attached hereto as Exhibit D.
          ----------

     "Territory" means the continental United States and Canada.

     "Trailer Rental/Leasing Company" means an entity that receives any revenue from the rental or leasing of semi trailers to third parties excluding revenue received as a result of the exchange or pooling of trailers between parties who are members of any trailer pooling or exchange group.

     "XTRA" means XTRA Lease, Inc. and any and all of the XTRA Affiliated Companies.

     "XTRA Affiliated Company" means any entity controlling, controlled by or under common control now and hereafter with XTRA. For the purposes of this definition, "control" shall mean the possession, directly or indirectly, of a majority of the voting power of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "XTRA Indemnified Parties" means collectively, XTRA, the XTRA Affiliated Companies and their respective officers, directors, and employees.

     "XTRA Marks" means the trademarks set forth on Exhibit F.
                                                    ----------

     "XTRA Net Book Value" means the original cost of each FleetView Unit purchased by XTRA as depreciated based on a sixty (60) month straight-line zero percent (0%) residual value depreciation method.

     "XTRA's Fleet" means XTRA's fleet of semi trailers used exclusively for leasing or rental to third parties.

2.   PURCHASE OF FLEETVIEW FOR USE IN XTRA'S FLEET.  Due to the unique nature of
     ---------------------------------------------
the strategic relationship established by this Agreement and in light of the risk assumed by XTRA the following pricing shall apply:

     (a)  Purchase of the FleetView Unit. Subject to the terms and conditions of
          ------------------------------
this Agreement, Terion agrees to sell, and XTRA agrees to purchase, a minimum of twenty-five thousand (25,000) FleetView Units at the price set forth on Schedule
                                                                        --------
1 for use in the XTRA Fleet.  XTRA agrees to take delivery of (i) a minimum of
-
ten thousand (10,000) FleetView Units by December 31, 2000 and (ii) an additional fifteen thousand (15,000) FleetView Units within one (1) year of the Effective Date. The FleetView Units will be shipped FOB Terion's Shipping Point. XTRA shall be responsible for the payment of all freight charges, insurance, custom brokers' fees, demurrage and other related charges. Terion assumes no liability and shall not be held responsible to XTRA in connection with any cancellation or delay in shipment of the FleetView Units for reasons outside of Terion's control.

     (b)  Favored Customer for FleetView Units.  During the Initial Term or any
          ------------------------------------
Renewal Term, if Terion sells FleetView Units to a third party in the Territory (other than a Trailer Rental/Leasing Company) at a price that is lower than the price set forth on Schedule 1 (the "Lower Price"), XTRA shall receive the
                   ----------
benefit of the Lower Price on all subsequent purchases of the FleetView Units for use in the XTRA Fleet.

     (c)  XTRA Discount. During the Initial Term and any Renewal Term, the price
          -------------
paid by XTRA per FleetView Unit shall be ten percent (10%) less than the price paid by any other Trailer Rental/Leasing Company in the Territory.

     (d)  Rebate.  During the first three years of the Initial Term only, if
          ------
Terion sells the FleetView Unit for a price that is less than the then current average XTRA Net Book Value, then XTRA shall receive a per FleetView Unit rebate for all FleetView Units previously purchased by XTRA that is equal to:

          (i) if the sale of the FleetView Unit is made to a Trailer Rental/Leasing Company in the Territory, the difference between the then current average XTRA Net Book Value and the price paid by such Trailer Rental/Leasing Company, plus an additional rebate of ten percent (10%) of the price paid by such third party; or

          (ii) if the sale of the FleetView Unit is made to any party in the Territory other than a Trailer Rental/Leasing Company, the difference between the then current average XTRA Net Book Value and the price paid by such other customer.

     (e)  Software License.  Subject to the terms and conditions of this
          ----------------
Agreement, Terion grants to XTRA a non-exclusive, non-transferable limited license to (i) use the Software in connection with XTRA's

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use of the Communication Services in the Territory; and (ii) sublicense the right to use the Software to Rental Users while such Rental User is renting or leasing trailers from XTRA.

     (f)  Limitations.  All rights not expressly granted herein are reserved by
          -----------
Terion and/or its licensors. Without limiting the generality of the preceding sentence, XTRA shall not modify, port, translate, localize, or create derivative works of, decompile, disassemble or otherwise reverse engineer the FleetView Unit or the Software.

     (g)  Communications Services.  Subject to the terms and conditions of this
          -----------------------
Agreement, Terion grants to XTRA the right to (i) access the Communications Services for use with the FleetView Unit in the Territory, and (ii) sublicense the right to access the Communication Services for use with the FleetView Unit in the Territory to Rental User's. XTRA shall pay Terion's standard communications charges on a per FleetView Unit basis in accordance with the monthly rate plan set forth on Exhibit E, provided, that if Terion lowers the
                               ----------
price for a monthly rate plan that is available to Terion customers, XTRA shall be charged the lower price for such available monthly rate plan . Notwithstanding the foregoing, Terion may sell Communication Services at a price that is lower than the price paid by XTRA in connection with XTRA's rights to provide lease financing to a third party, provided that Terion shall make such Communications Services pricing available to XTRA in connection with lease financing for that same party. Charges for Communications Services begin from the date of activation of the FleetView Unit and shall cease when the FleetView Unit is de-activated. Terion will invoice XTRA for all Communications Services monthly in advance. XTRA shall obtain all appropriate telecommunications links to permit XTRA and Rental Users to access the Communications Services. XTRA shall not be responsible for any Communication Services charges if there is any failure or malfunction of a FleetView Unit due to any hardware provided by Terion or due to any other problem solely attributable to Terion and/or its wireless service carrier, which is not corrected by Terion within thirty (30) days after receiving notice from XTRA of such failure or malfunction.

     (h)  Terion's Limited FleetView Unit Warranty.  Terion warrants that the
          ----------------------------------------
FleetView Unit will be free from defects in material and workmanship under normal use and service for one (1) year after delivery to XTRA. The sole obligation of Terion and the sole remedy of XTRA under this warranty is for Terion at its election to either repair the defect or replace the defective FleetView Unit. Any replacement will be new. If such replacement is not performed by Terion in a timely manner, XTRA shall have the option upon reasonable notice to Terion to replace the defective Unit and invoice Terion for the labor costs associated with such Unit replacements. FleetView Units that are replaced become the property of Terion. Repaired or replaced FleetView Units will be warranted as provided above for the balance of the original one
(1) year period. Terion shall also pay reasonable labor charges for the installation of any replacement batteries on FleetView Units due to normal use.

     (i)  Terion's Limited Software Warranty.  During the Initial Term and any
          ----------------------------------
Renewal Term, Terion warrants that the Software will operate in substantial conformance with written performance-related materials provided by Terion to XTRA under normal use and service. The sole obligation of Terion and the sole remedy of XTRA under this warranty is for Terion to use commercially reasonable efforts to either correct the defect or provide a suitable "bug fix" or "work around" within thirty (30) days after notice from XTRA. XTRA shall not be responsible for any Communication Services charges if the Software does not operate in substantial conformance with such written performance related materials and such problem is not corrected by Terion within thirty (30) days after receiving notice from XTRA. Corrected Software, will be warranted as provided above for any remaining balance of this Agreement.

     (j)  Required Clause.  XTRA shall include the following clauses in all of
          ---------------
its agreements with its customers who use the FleetView Units:

     "Lessee expressly understands and agrees that it has no contractual relationship whatsoever with the underlying wireless service carrier and that Lessee is not a third party beneficiary of an agreement between Terion Inc., and the underlying wireless service carrier. In addition, Lessee expressly understands and agrees that the underlying wireless service carrier shall have no legal, equitable or other liability of any kind to Lessee. In any event, regardless of the form of the action, whether for breach of contract, warranty, negligence, strict liability in tort or otherwise, Lessee's exclusive remedy and the total liability of the underlying wireless service carrier arising in any way in connection with this Agreement for any cause whatsoever including, without limitation, any failure or disruption of service provided hereunder, is limited to payment of damages in an amount equal to the portion of the fixed monthly charges to Lessee for the services relating to the period of service during which said damages occur."

     "Lessee shall indemnify and hold harmless the underlying wireless service carrier supplying services to Terion, Inc., and it officers, employees, and agents against any and all claims, including claims for libel, slander or any property damages, personal injury or death arising in any way directly or indirectly in connection with this Agreement or the use, failure to use or inability to use the access telephone number, except where the claims result from the underlying wireless service carrier's gross negligence or willful misconduct. This indemnity shall survive termination of this Agreement." Lessee acknowledges and understands that it uses all information provided via the service at Lessee's own risk. Lessee acknowledges and understands that it will acquire no proprietary interest in any number assigned to it for use with the service.

     (k)  Disclaimers.
          -----------

          (i) The Communications Services are designed for high reliability, availability, security, and performance. Terion shall provide the Communications Services in a manner that is based on industry standard practices. Occasionally, the Communications Services shall require scheduled maintenance, and Terion shall use commercially reasonable efforts to perform maintenance during times when the Communications Services are not heavily utilized. Terion shall have no liability for down time of the Communications Services caused by forces beyond Terion's control such as unplanned or emergency down time, or unauthorized or fraudulent use of the Communications Services.

          (ii) XTRA expressly understands and agrees that it has no contractual relationship whatsoever with the underlying wireless service carrier and that XTRA is not a third party beneficiary of an agreement between Terion Inc., and the underlying carrier. In addition, XTRA expressly understand and agrees that the underlying carrier shall have no legal, equitable or other liability of any kind to XTRA. In any event, regardless of the form of the action, whether for breach of contract, warranty, negligence, strict liability in tort or otherwise, XTRA's exclusive remedy and the total liability of the underlying carrier arising in any way in connection with this Agreement for any cause whatsoever including any failure or disruption of service provided hereunder, is limited to payment of damages in an amount equal to the portion of the fixed monthly charges to XTRA for the services relating to the period of service during which said damages occur.

          XTRA shall indemnify and hold harmless the underlying wireless service carrier supplying services to Terion, Inc., and it officers, employees, and agents against any and all claims, including claims for libel, slander or any property damages, personal injury or death arising in any way directly or indirectly in connection with this Agreement or the use, failure to use or inability to use the access telephone number, except where the claims result from the underlying carrier's gross negligence or willful misconduct. This indemnity shall survive termination of this Agreement. XTRA acknowledges and understands that it uses all information provided via the service at XTRA's own risk. XTRA acknowledges and understands that it will acquire no proprietary interest in any number assigned to it for use with the service.

     (l)  Training and Support.  Terion and XTRA shall jointly develop a "train
          --------------------
the trainer" training program in the proper configuration, installation, operation, use and service of the FleetView Units and the Communication Services (as applicable). Such training shall be provided at Terion's facilities in Melbourne, Florida or such other location as agreed upon by Terion and XTRA. XTRA shall be responsible for all costs relating to such training, including, without limitation, travel, lodging, meals and other expenses of XTRA personnel participating in such training. Unless otherwise agreed in writing between the parties with respect to a particular Rental User, XTRA shall be responsible for providing all first tier support required by Rental Users who utilize the FleetView Unit and the Communication Services; provided, however, that XTRA shall refer End Users to Terion for technical support and system usage issues.

     (m)  Maintenance Services.
          --------------------

          (i) On or before expiration of the FleetView Unit's warranty period, XTRA may purchase maintenance services for the FleetView Unit ("Maintenance Services") at specified monthly rates. Maintenance Services are not a warranty extension, but rather a contractual sale of services. XTRA acknowledges that Maintenance Services do not entitle XTRA to any equipment upgrades or new features which may be introduced in the FleetView Units, and that any such improvements may be subject to upgrade pricing.

          (ii) Under Maintenance Services, Terion will either repair or replace FleetView Units that fail other than due to misuse, abuse or accident. Any replacement FleetView Unit will be new. FleetView Units that are replaced will become the property of Terion. At the expiration of Maintenance Services (if selected), the Maintenance Services will automatically renew each month until and unless canceled by XTRA. Maintenance Services may not be available for FleetView Units or Software that is not continuously covered beginning at the time of warranty expiration, or for FleetView Units that have been in service five (5) years or longer.

     (n)  Payment.  XTRA will be invoiced for the FleetView Unit when shipped,
          -------
the Communication Services monthly in advance and for other services, as they are provided. All invoices are due and payable by XTRA in U.S. dollars within thirty (30) days after the date of the invoice, and shall be subject to late charges of 1.5% per month or the maximum rate allowable by law if not fully paid by their due date. XTRA shall pay all sales, use and other taxes, duties or fees resulting from Terion's provision of products and services, exclusive of taxes based on Terion's net income.

     (o)  NAFTA Coverage.  XTRA acknowledges that Terion has or will in the
          --------------
future have affiliates or partners in Canada and Mexico that provide, under license from Terion, Communication Services in Canada and Mexico (collectively, the "Partners"). XTRA agrees that each of the Partners, pursuant to a current or future agency arrangement among Terion and the Partners, is or will become a party to this Agreement by Terion as their agent and that XTRA is or will become a customer of each of the Partners for the purposes of providing full NAFTA coverage for XTRA.

     (p)  Reservation of Rights.  Notwithstanding anything to the contrary in
          ---------------------
this Agreement, Terion reserves the right to sell and or lease its cab tracking product to any third party and to sell FleetView Units and Communication Services to Transport International Pool, Inc., or other over-the-road Trailer Rental/Leasing Company for installation of the FleetView Units in their own fleets or for trailer leases where the FleetView electronics package is bundled into the trailer lease. Terion further reserves the right to sell FleetView Units to trailer OEM's who will bundle the price of the FleetView product into their trailer financing package and/or other third parties who use the FleetView Units to retrofit their fleets.

     (q)  FleetView Unit Upgrades. XTRA shall receive free upgrades
          -----------------------
generally made available to End Users, at no cost, for the basic FleetView Unit and sensor package.

3.   APPOINTMENT AS SALES AGENT
     --------------------------

     (a)  Appointment and Training of XTRA as Sales Agent.  Subject to the terms
          -----------------------------------------------
and conditions of this Agreement, Terion hereby grants to XTRA a non-exclusive, non-transferable limited license to sell and market the FleetView Unit and Communication Services to End Users in the Territory in accordance with the Standard Volume Pricing Schedule. All rights not specifically granted to XTRA herein are reserved by Terion. Terion and XTRA shall jointly develop a "train the trainer" training program in the proper sales and marketing, operation, and use of the FleetView Units and the Communication Services (as applicable). Such training shall be provided at Terion's facilities in Melbourne, Florida or such other location as agreed upon by Terion and XTRA. XTRA shall be responsible for all costs relating to such training, including, without limitation, travel, lodging, meals and other expenses of XTRA personnel participating in such training.

     (b)  Pricing. All prices for the FleetView Unit and the Communication
          -------
Services shall be in United States Dollars and shall be set forth on Terion's Standard Volume Pricing Schedule. XTRA shall sell all FleetView Units and Communication Services at the prices set forth in the Standard Volume Pricing Schedule. Orders received and accepted by Terion within fifteen (15) days after the effective date of any price change will not be subject to the price change. Terion shall notify XTRA in writing sixty (60) days prior to any planned FleetView Unit price changes.

     (c)  Orders.  XTRA shall take Orders only on completed Product Purchase
          ------
Forms. XTRA shall be responsible for ensuring that every End User has read, fully understands and executes the Product Purchase Form. XTRA shall forward all completed Product Purchase Forms promptly to Terion. XTRA reserves the right to reject any potential FleetView Unit lease customer that it deems, in its reasonable discretion to be an unacceptable credit risk. In such event, Terion shall have the right to seek an alternative leasing source for that particular customer. Terion reserves the right to accept or reject each Product Purchase Form in its reasonable discretion. Each Product Purchase Form shall be accepted by Terion when signed by an authorized representative of Terion.

     (d)  Account Activation.  Following the installation of the FleetView Unit,
          ------------------
Terion shall activate an End User Communication Service Account.

     (e) Commission for the Sale/Lease of the FleetView Unit.  Terion shall pay
         ---------------------------------------------------
to XTRA in accordance with Section 3(f) below, a commission of five percent (5%)
                           ------------
of the price set forth on the Standard Volume Pricing Schedule of each FleetView Unit (including sensors) sold or leased by XTRA to End Users, provided that such sale or lease was procured solely by XTRA. Terion shall not pay XTRA, and XTRA shall not be entitled to receive, any commission on Communication Services sold by XTRA. All commissions shall be based on Terion's Standard Volume Pricing Schedule, exclusive of any and all taxes, trade tariffs, import/export charges and fees, certification or documentation charges, customs duties and fees, packing, insurance, freight, shipping and other transportation costs or service charges.

     (f)  Payment of Commissions.  All payments of commissions shall be
          -----------------------
calculated and made in United State Dollars, and shall be payable on or about the thirtieth (30/th/) day of the month following the month in which full and final payment for the FleetView Unit is received by Terion.

     (g) Marketing Efforts.  XTRA and Terion shall use their best efforts to
         -----------------
market and sell the FleetView Units and the Communication Services to End Users in the Territory. XTRA shall provide Terion with periodic written reports in form and substance agreed upon by XTRA and Terion of its marketing activities during each quarter and shall describe all relevant matters in reasonable detail for the following quarter. Terion shall provide XTRA with all information concerning any preferred pricing offered by Terion to potential customers or any other information relevant to XTRA's and Terion's joint marketing efforts and strategies.

4.   REFERRAL TO XTRA FOR LEASING SERVICES.  During the Initial Term and any
     -------------------------------------
Renewal Term, and subject to the terms of this Section 4, XTRA shall be the exclusive provider of lease financing in the Territory to End Users who desire to finance their acquisition of the stand-alone FleetView Units.
Notwithstanding the foregoing sentence, Terion reserves the right to refer an End User to another source of lease financing if (i) the End Users, in its sole and exclusive discretion desires to pursue lease financing through a source other than XTRA, provided that the other source is not a Trailer Rental/Leasing Company, or (ii) XTRA rejects any potential FleetView Unit lease customer that it deems, in its reasonable discretion, to be an unreasonable credit risk. XTRA agrees to provide a lease proposal to each End User who submits a credit application to XTRA within a reasonable amount of time after receipt the End Users credit application, and such proposal must contain industry standard terms and conditions.

5.   PRIVATE LABELED SITE.
     --------------------

     (a) Creation of the Private Labeled Site.  Terion shall create, host and
         -------------------------------------
manage the Private Labeled Site. Terion shall have editorial control over the features and functionality of the Private Labeled Site. Terion shall design and implement the Look and Feel of the Private Labeled Site and may display the Terion Marks or other indication of its role in the creation of the Private Labeled Site (e.g. "Powered by Terion") in a manner agreed to by the parties. Terion shall provide all technical support related to the operation of the Private Labeled Site.

     (b) URL.  XTRA shall be solely responsible, at its own cost and expense,
         ---
for registering and maintaining the registration and availability of the domain names and URL's for the Private Labeled Site, including the provision of domain name system ("DNS") services thereto. XTRA hereby grants to Terion the right to operate the Private Labeled Site on the applicable URL. Terion shall provide XTRA with IP addresses and other technical information required to route the URL's to the servers on which the Private Labeled Site is operated.

     (c) Additional Changes to the Private Labeled Site.  Terion reserves the
         ----------------------------------------------
right to redesign or modify the organization, functionality, structure, Look and Feel, navigation and any or all other elements of the Private Labeled Site at any time.

6.   TAXES.  XTRA will pay or reimburse Terion for all federal, state and local
     -----
taxes (exclusive of taxes on Terion's net income), duties and assessments arising on or measured by amounts payable to Terion under this Agreement, or furnish Terion with evidence acceptable to the taxing authority to sustain an exemption therefrom.

7.   TRADEMARKS.
     ----------

     (a) Terion Marks.  Subject to the terms and conditions of this Agreement,
         ------------
Terion hereby grants to XTRA a non-exclusive, non-transferable license to use, publish and display (electronically and otherwise) the Terion Marks in XTRA's marketing of the FleetView Units; provided, that such use is in accordance with Terion's trademark use guidelines then in effect. Any use of the Terion Marks, including use in advertising collateral and on the Internet, must be approved in advance by Terion. XTRA acknowledges and agrees that as between Terion and XTRA
(i) Terion is the sole owner of the Terion Marks and all of the goodwill attached thereto, and (ii) Terion has the exclusive right to the Terion Marks. XTRA agrees that it will not at any time assert or claim any interest in or do anything which may adversely affect the validity or enforceability of the Terion Marks. If this Agreement is terminated for any reason, XTRA shall immediately cease the use of the Terion Marks and shall (x) remove any and all signs, lettering, or other public display of the Terion Marks, and (y) at Terion's direction return or destroy material containing the Terion Marks.

     (b) XTRA Marks.  Subject to the terms and conditions of this Agreement,
         ----------
XTRA hereby grants to Terion a non-exclusive, non-transferable license to use, publish and display (electronically or otherwise) the XTRA Marks in Terion's marketing of the FleetView Units and on the Private Labeled Site; provided, that such use is in accordance with XTRA's trademark use guidelines then in effect. Any use of the XTRA Marks, including use in advertising collateral and on the Internet, must be approved in advance by XTRA. Terion acknowledges and agrees that as between Terion and XTRA (i) XTRA is the sole owner of the XTRA Marks and all of the goodwill attached thereto, and (ii) XTRA has the exclusive right to the XTRA Marks. Terion agrees that it will not at any time assert or claim any interest in or do anything which may adversely affect the validity or enforceability of the XTRA Marks. If this Agreement is terminated for any reason, Terion shall immediately cease the use of the XTRA Marks and shall (x) remove any and all signs, lettering, or other public display of the XTRA Marks, and (y) at XTRA's direction return or destroy all material containing the XTRA Marks.

8.   COMPLIANCE WITH LAW AND GOVERNMENTAL REQUIREMENTS.  XTRA, at its own
     -------------------------------------------------
expense shall (i) be responsible for current and ongoing familiarity with, and shall at all times comply with all applicable laws, treaties, rules, regulations, orders and other requirements; and (ii) obtain and maintain all permits, licenses and approvals that are required from time to time to market, sell, distribute promote, maintain, support and/or service the FleetView Units.

9.   RESERVATION OF RIGHTS.  Except as expressly set forth in this Agreement,
     ---------------------
nothing herein shall grant, or be deemed to grant to either party, any right, title, or interest in or to the other party's proprietary technology, methods and methodologies, software code, documentation, tools, software and interfaces, trade secrets, works of authorship and other proprietary materials that are protected by intellectual property rights held by the other party and/or its licensors, including, but not limited to, any and all intellectual property rights and other proprietary rights embodied therein or otherwise applicable thereto.

10.  RIGHT TO PURCHASE TERION SHARES.  Promptly after the Terion's receipt of a
     -------------------------------
non-cancelable purchase order for the initial 25,000 FleetView Units (as set forth in Section 2(a)), but in no event greater than seven (7) business days after the Effective Date, Terion shall grant to XTRA warrants in the form attached hereto as Exhibit G for 700,000 shares of Terion common stock at a
                   ---------
warrant price equal to $2.00 per share. Terion further agrees to grant to XTRA additional warrants ("Additional Warrants") in the form similar to the form attached hereto as Exhibit G for Terion common stock, at the then current
                   ---------
warrant price, in increments of 100,000 shares of stock for each additional 25,000 FleetView Units purchased, sold or leased by XTRA during the term of this Agreement, provided, however, that the maximum number of Additional Warrants to
           -----------------
be issued to XTRA shall not exceed 500,000. Terion further agrees that during the Initial Term or any Renewal Term of this Agreement, no other Trailer Rental/Leasing Company in the Territory shall receive warrants or any other rights to Terion common stock in exchange for any purchase, sale and/or lease of FleetView Units.

11.  CONFIDENTIAL INFORMATION.
     ------------------------

     (a) Confidential Information.  Information or materials exchanged between
         ------------------------
the parties or otherwise made available by one party to the other party in connection with this Agreement before or after the Effective Date, whether furnished orally or in writing or gathered by inspection, and regardless of whether or not specifically identified as "confidential," including, information and materials relating to a party's past, present or future research, development or business affairs that such party does not disclose to the public in the ordinary course of its business such as trade secrets, software, software and technology architecture, networks, business methodologies, facilities, billing records, policies, financial and operational information, contracts, officer, director and shareholder information, suppliers, client lists, marketing prospects, projected projects, "know how," and all copies, reproductions, notes, analyses, compilations, studies, interpretations, summaries and other documents prepared by the receiving party (collectively, "Confidential Information").

     (b) Obligation of Confidentiality.  Each party receiving Confidential
         -----------------------------
Information (the "Receiving Party") of the other party (the "Disclosing Party") shall:

         (i) Treat such Confidential Information as the confidential property of the Disclosing Party;

          (ii) Not use, disclose or otherwise make available or allow to be used, disclosed or made available the Confidential Information of the Disclosing Party by or to any third party (except as authorized herein and other than to such party's officers, directors, agents, employees, accountants and attorneys who have a need to know such Confidential Information); and

          (iii) Maintain the confidentiality of the Confidential Information of the Disclosing Party as it would its own confidential information, but in no event shall a party use less than due care and attention.

     (c) Notice Obligation.  Each party shall notify its officers, directors,
         -----------------
agents, employees or independent contractors who have access to the Confidential Information of the other party of such party's obligations hereunder, and shall ensure that all such persons agree to be bound by such provisions.

     (d) Exceptions.  Notwithstanding the foregoing, Confidential Information
         ----------
shall not include: (i) information that is published or otherwise becomes available to the general public as part of the public domain without breach of this Agreement; (ii) information furnished to a party by a third party that does not involve a breach of the third party's obligations to the other party; (iii) information that was properly in the Receiving Party's possession without restrictions prior to the date of disclosure to the Receiving Party; (iv) information that the Receiving Party is required, by law or regulation to disclose; (v) information that the Receiving Party establishes through written records was developed independently of Confidential Information furnished to it; and (vi) general information of a nonproprietary nature.

     (e) Notice of Disclosure.  If a Receiving Party is requested or required
         --------------------
(by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the Disclosing Party supplied to them pursuant to this Agreement, the Receiving Party shall promptly notify the Disclosing Party of such request(s) so that the Disclosing party may seek an appropriate protective order and/or waive compliance with the provisions of this Agreement. Each party shall cooperate with the other party, at the other party's expense, in obtaining such a protective order. If the Disclosing Party does not provide such protective order or waiver within a reasonable time after such notice, the Receiving Party may disclose such Confidential Information of the Disclosing Party without liability hereunder, provided that the Receiving Party has
                                   --------
complied with the notice provisions of this Agreement, and provided, further,
                                                           --------  -------
that the Receiving Party has received an opinion of counsel that concludes that such disclosure is legally required.

12.  INDEMNIFICATION.
     ---------------

     (a) Indemnification of XTRA by Terion.  Terion shall defend and indemnify
         ---------------------------------
the XTRA Indemnified Parties and hold them harmless from and against Losses, which the XTRA Indemnified Parties may suffer, sustain or become subject to (1) as a result of any claim by a third party that the FleetView Units, the Software or the Terion Marks infringe, misappropriate or violate any U.S. patent, trade secret, copyright or trademark, (2) as a result of use by XTRA of the FleetView Unit, the Software or the Terion Marks in compliance with this Agreement, and
(3) as a result of any breach by Terion of any applicable law, rule or regulation in connection with this Agreement. If the use of the FleetView Unit, the Software or the Terion Marks or any portion thereof is or in Terion's opinion is likely to be the subject of a third party infringement claim, then Terion may (i) modify the infringing item to make it non-infringing, (ii) replace the infringing item with a non-infringing item that has substantially similar functionality as the infringing item, or (iii) obtain the rights to use such infringing item by agreeing to pay a reasonable royalty to the third party, or (iv) if (i), (ii) or (iii) are not reasonably practicable, terminate this Agreement with respect to such infringing item and refund to XTRA fees paid for such infringing items to the extent that such infringing item were used by XTRA in the XTRA Fleet or XTRA is obligated to return to any of its customers their payment made to XTRA for such infringing item.

     (b) Exclusions.  Notwithstanding Section 12(a), Terion shall not be liable
         ----------                   --------------
to XTRA for any claim arising from or based upon the combination, operation or use of the FleetView Units, the Software or the Terion Marks with equipment, data or programming not supplied or authorized by Terion, or arising from any alteration or modification of the FleetView Units, the Software or the Terion Marks by a party not authorized by Terion.

     (c) Indemnification of Terion by XTRA.  XTRA shall defend and indemnify the
         ---------------------------------
Terion Indemnified Parties and hold them harmless from and against Losses, which the Terion Indemnified Parties may suffer, sustain or become subject to as a result of (i) breach by XTRA of any applicable law or regulation, (ii) misrepresentation by XTRA to an End User or a Rental User with respect to the FleetView Units, or the Software, (iii) improper use or application by XTRA of the FleetView Units or the Software, (iv) XTRA making or purporting to make End User or Rental User warranties on behalf of Terion, or (v) use of the XTRA Marks in accordance with this Agreement. If the XTRA Marks or any portion thereof become or in XTRA's opinion are likely to become the subject of a third party infringement claim then XTRA may, at its option (a) modify the infringing item to make it non-infringing, (b) replace the infringing item with a non-infringing item that has substantially similar functionality as the infringing item, or (c) obtain the rights to use such infringing item by agreeing to pay a reasonable royalty for the infringing item, or (d) if (a), (b) or (c) are not reasonably practicable, terminate this Agreement with respect to such infringing item.

     (d) Conditions of Indemnity.  An indemnified party hereunder shall promptly
         -----------------------
notify the indemnifying party of any such claim of which it becomes aware and shall: (i) at the indemnifying party's expense, provide reasonable cooperation to the indemnifying party in connection with the defense or settlement of any such claim; and (ii) at the indemnified party's expense, be entitled to participate in the defense of any such claim. The indemnified party agrees that the indemnifying party shall have sole and exclusive control over the defense and settlement of any such third-party claim; provided, however, that the indemnifying party shall not acquiesce to any judgment or enter into any settlement that adversely affects the indemnified party's rights or interests without prior written consent of the indemnified party.

13.  WARRANTY.
     --------

     (a) Limited Warranties.  Each party represents and warrants to the other
         ------------------
that:

         (i) Such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

         (ii) The execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound;

         (iii) When executed and delivered by such party, this Agreement shall constitute the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms; and

         (iv) Such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

     (b) Limited Warranty Regarding the Terion Marks and the XTRA Material.
         ------------------------------------------------------------------
Terion and XTRA each hereby represent and warrant to the other that each party possesses all necessary rights and privileges to use and electronically publish the Terion Marks and the XTRA Marks and to permit the other party to do so in accordance with the terms and conditions of this Agreement.

     (c) NO OTHER WARRANTIES.  OTHER THAN THE EXPRESS WARRANTIES SET FORTH
         -------------------
IN SECTIONS 2(h), 2(i) AND 13, THE FLEETVIEW UNIT, THE SOFTWARE AND THE
   --------------------------
COMMUNICATION SERVICES ARE PROVIDED "AS IS" WITHOUT EXPRESS OR IMPLIED WARRANTY OF ANY KIND. TERION FURTHER DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TERION DOES NOT WARRANT THAT THE FLEETVIEW UNIT, THE SOFTWARE OR THE COMMUNICATION SERVICES WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, THE ENTIRE RISK ARISING OUT OF THE USE OF THE FLEETVIEW UNITS, THE SOFTWARE AND THE COMMUNICATIONS SERVICES REMAINS WITH XTRA.

14.  LIMITATION OF LIABILITY.
     -----------------------

     IN NO EVENT WILL TERION BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF THE USE, INABILITY TO USE, OR PERFORMANCE OF THE FLEETVIEW UNITS, THE SOFTWARE, THE COMMUNICATION SERVICES OR THE PRIVATE LABLED SITE INCLUDING, DAMAGES FOR LOSS OF BUSINESS PROFITS OR BUSINESS INTERRUPTION, BASED UPON PRINCIPLES OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY OR CONTRIBUTION, EVEN IF TERION HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, TERION'S CUMULATIVE LIABILITY WILL NOT EXCEED THE XTRA NET BOOK VALUE AMOUNT PAID BY XTRA FOR FLEETVIEW UNITS PURCHASED UNDER THIS AGREEMENT.

15.  ESSENTIAL BASIS.  THE LIMITATIONS OF LIABILITY, DISCLAIMER OF DAMAGES AND
     ---------------
DISCLAIMERS OF WARRANTY STATED IN THIS AGREEMENT FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES AND SHALL CONTINUE TO APPLY EVEN IF ANY TERM OF THIS AGREEMENT IS HELD TO BE VOID, VOIDABLE OR OTHERWISE INEFFECTIVE.


16.  TERM AND TERMINATION
     --------------------

     (a) Initial Term.  The term of this Agreement shall commence on the
         ------------
Effective Date and continue in full force and effect for a period of five (5) years from the Effective Date (the "Initial Term").

     (b) Renewal.  This Agreement shall automatically renew at the end of the
         -------
Initial Term for a second term of five (5) years (the "Renewal Term") only if XTRA shall have sold, purchased, and/or leased 150,000 FleetView Units during the Initial Term.

     (c) Termination.  This Agreement may be terminated immediately upon
         -----------
notice to a party if the other party (i) becomes or is declared bankrupt, becomes the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary), or makes an assignment for the benefit of creditors; or (ii) breaches one of its obligations under this Agreement in any material respect, which breach is not remedied to the reasonable satisfaction of the non-breaching party within thirty (30) days following such breaching party's receipt of written notice from the non-breaching party of the breach (ten (10) business days following receipt of notice in the case of a failure to pay), or if such breach cannot be remedied within thirty (30) days, that the breaching party has commenced efforts to cure such breach within such thirty (30) day period, provided such breach is cured within 90 days or such longer period of time as agreed to by the parties. In addition, XTRA shall have the right to terminate this Agreement if XTRA does not receive the warrant as set forth in
Section 10 in form acceptable to XTRA.

     (d) Effect.  Upon expiration or termination of this Agreement for any
         ------
reason:

         (i) All licenses and other rights granted to XTRA and/or Terion under this Agreement will become null and void;

         (ii) All outstanding obligations or commitments of either party to pay amounts to the other party, if any, will become immediately due and payable;

         (iii) Neither party will have any right to receive any compensation, reimbursement or other amounts from the other party solely as a result of such termination, and neither party will have any right whatsoever in or to the other party's copyrighted materials, patents, trademarks, trade secrets, or other proprietary rights or Confidential Information;

         (iv) XTRA shall retain the right to purchase FleetView Units for use in the XTRA Fleet (at Terion's then current pricing) and all Communications Services shall continue unless XTRA fails to pay associated monthly charges for such Communications Services.

17.  DISPUTE RESOLUTION.
     ------------------

     (a) General.  The parties desire to avoid and settle without litigation any
         -------
disputes that may arise between them with respect to any controversy or claim arising out of or relating to this Agreement. If any dispute, controversy, or claim between the parties arises out of the interpretation of or performance under this Agreement, the parties agree to resolve such dispute, controversy, or claim exclusively as provided in this Section 17 and, except as provided in
                                      ----------
Section 17(d), to refrain from initiating any legal or other proceedings until
-------------
all of the procedures set forth in this Section 17 have been exhausted.
                                        ----------

     (b) Informal Resolution.  The parties through employees who have management
         -------------------
responsibility over the management of this Agreement shall first attempt to resolve amicably and informally any Dispute. A party shall initiate informal negotiations to resolve the Dispute by giving the other party written notice of such intent ("Request for Informal Dispute Resolution"). The Request for Informal Dispute Resolution shall (i) describe the Dispute and (ii) propose the procedure for its amicable resolution, including, if appropriate, the hiring of consultants. Within fifteen (15) days of the date of such Request for Informal Dispute Resolution, the parties shall attempt to resolve the Dispute amicably, and no party shall resort to any other means of dispute resolution for at least fifteen (15) days after such Request for Informal Dispute Resolution has been delivered.

     (c)  Resolution by Executives.  If any Dispute is not resolved pursuant to
          ------------------------
this Section 17(b), each party shall designate one or more executives (the
     -------------
"Executives") to act on behalf of such party to negotiate to resolve the matter. At the earliest practical time, and in any event, no later than fifteen (15) days after the conclusion of the process set forth in Section 17(b) of this
                                                      -------------
Agreement, the Executives of both parties shall meet in a mutually agreeable location or at the business location of the non-complaining party to discuss the Dispute. Any subsequent meetings shall be rotated between the Executive's place of business or held at a mutually agreeable location. The Executives shall negotiate in good faith to resolve the Dispute, and any resolution shall be set forth in writing and signed by both Parties.

     (d) Arbitration.  If the Executives are unable to resolve the Dispute
         -----------
within thirty (30) days of their receipt of the matter for resolution, such Dispute will be promptly referred to and settled by binding arbitration in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The arbitration shall be conducted by an arbitration panel consisting of three (3) members, one appointed by each party and the third appointed by the first two members. All decisions and awards shall be made by a majority of the arbitrators except for decisions relating to discovery and disclosures as set forth below. The parties agree that after the notice of a demand for arbitration has been filed with the American Arbitration Association, they shall, before the arbitration hearing, make discovery and disclosure of all matters relevant to such dispute, to the extent and in the manner provided by the Rules. All questions and issues that may arise with respect to the obligation of discovery and disclosure and the protection of the disclosed and discovered materials shall be referred to the third neutral arbitrator appointed by the first two arbitrators, and the determination of such single neutral arbitrator shall be final and conclusive. Discovery and disclosure shall be completed and the hearing shall take place within ninety (90) days after the selection of the neutral arbitrator unless extended by the single neutral arbitrator upon a showing of good cause by either party. Each party shall bear its own costs and expenses (including attorneys' fees and expenses) incurred in connection with the arbitration, except that the parties shall share equally the cost of the arbitration hearing and the fees and expenses of the arbitrators. Pending resolution or settlement of any dispute, each party shall proceed diligently with its performance under this Agreement. The arbitration shall take place in Florida, or such other place as the parties may mutually agree. The arbitration award shall be final and binding upon both parties hereto, and judgment thereon may be entered in any court having jurisdiction over the party against whom enforcement is sought or such party's property, and application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

18.  GENERAL.
     -------

     (a)  Independent Contractor. Each party hereto is an independent contractor
          ----------------------
and nothing contained herein shall be construed to create a partnership, joint venture or agency relationship between the parties, nor shall either party be authorized to bind the other in any way

     (b)  Remedies; Amendment. Except as otherwise specifically provided herein,
          -------------------
no remedy referred to in this Agreement is intended to be exclusive. No delay by either party in exercising any of their respective rights or remedies hereunder shall be deemed to be a waiver of such rights or remedies. No waiver by either party of any rights under this Agreement or breach by the other party hereunder shall in any way be a waiver of any such rights in the future or any future breach. Any waiver, amendment or modification of this Agreement, and any approval or consent hereunder must be in writing and signed by the party against whom enforcement is sought or the party providing such approval or consent.

     (c)  Governing Law; Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT
          -------------------------------------------------
(TOGETHER WITH ALL DOCUMENTS REFERRED TO HEREIN) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES. LICENSEE HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN BREVARD COUNTY, FLORIDA. THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT WHICH EITHER OR BOTH OF THEM WILL HAVE TO RECEIVE A TRIAL BY JURY WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH WILL ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

     (d)  Assignment. Each party consents to the assignment of this Agreement in
          ----------
the event the other party sells its business or substantially all of its assets, merges or consolidates to or with a third party provided such third party agrees to be bound by the terms and conditions of this Agreement, and this Agreement shall thereafter be binding on such party's successors and assigns. Except as set forth in the preceding sentence, neither party shall assign this Agreement, or any right, interest or benefit under this Agreement, without the prior written consent of the other party which consent shall not be unreasonably withheld or delayed.

     (e)  Invalidity.  If any provision of this Agreement is held to be invalid
          ----------
or unenforceable for any reason, such provision shall be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     (f)  Captions.  The captions set forth in this Agreement are solely for
          --------
reference and have no legal effect whatsoever and shall not in any way affect the interpretation or construction of this Agreement.

     (g)  Force Majeure.  Neither party shall be liable for damage due to any
          -------------
cause beyond its control, including, acts of God, acts of civil or military authority, labor disputes, failure or delay of suppliers or systems, including communications and power systems, fire, sabotage, war, embargo or acts or omissions of the other party caused by any of such events.

     (h)  Notices.  All notices, authorizations and requests in connection with
          -------
this Agreement shall be deemed given (i) three (3) days after being deposited in the United States Mail, postage prepaid, certified or registered, return receipt requested; or (b) one (1) day after being sent by overnight courier, charges prepaid, addressed to the address of the Receiving Party set forth below (or such other address as the party to receive the notice or request so designates by written notice to the other party).

     (i)  Publicity.  All press releases, marketing or sales or other materials
          ---------
developed by or on behalf of either party that refer to this Agreement or use the name or trademark of the other party shall be subject to prior review and approval by such other party except that either party shall have the right, subject to Section 11 to make accurate factual reference to the existence of a
           ----------
relationship with the other party without specific authorization from the other party.

     (j)  Survival.  The provisions of Sections 2(f), 2(h), 2(i), 2(j), 2(k),
          --------
2(m), 2(n), 3(e) and 3(f) (for the sole purpose of commissions due for sales made prior to termination as to 3(e) and 3(f)), 6, 8, 9, 10 (with respect to sales made through the date of termination), 11, 12, 13(c), 14, 15, 16(d), 17 and 18 shall survive the termination of this Agreement.

     (k)  Export.  XTRA shall not ship or divert for use in any country any of
          ------
the FleetView Units, the Software or technical data with respect thereto in contravention of the laws and regulations of the United States or knowingly allow such shipping or diversion. XTRA and/or Terion, as applicable, shall obtain all required governmental approvals necessary in connection with this Agreement. Without limiting the generality of the foregoing, XTRA and Terion acknowledges that its exportation of any FleetView Unit, and the Software may be subject to the United States Export Administration Act of 1979, as amended (the "Act"), and XTRA and Terion warrant and represent that they shall comply in all
 ---
respects with the Act.

     (l)  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between Terion and XTRA pertaining to the subject matter hereof and supersedes all proposals or prior and contemporaneous agreements or understandings of the parties regarding such matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

                                        TERION, INC.


                                        By:    /s/ Frank A. Armstrong
                                           --------------------------------

                                        Name:  Frank A. Armstrong
                                             ------------------------------

                                        Title: Chief Financial Officer
                                              -----------------------------


                                        XTRA LEASE, INC.


                                        By:    /s/ William H. Franz
                                           --------------------------------

                                        Name:  William H. Franz
                                             ------------------------------

                                        Title: President
                                              -----------------------------

                                   Exhibit A
                                   ---------
                               The FleetView Unit
                               ------------------

The tracking system that is installed on a trailer including cellular communications transceiver, global positioning system (GPS) module, any componentry for motion status detection, embedded software for location and status tracking and communications with the Terion Network operating center, and the application processing and memory which runs the embedded software.

                                   Exhibit B
                                   ---------
                             Product Purchase Form
                             ---------------------

                                   Exhibit C
                                   ---------
                                  Terion Marks
                                  ------------

Terion (and Design)

Fleetview

                                   Exhibit D
                                   ----------
                    Terion Standard Volume Pricing Schedule
                    ---------------------------------------

FleetView Control Unit

 .  FleetView Control Unit
 .  Includes battery, antennae, installation hardware and cables.
 .  Excludes installation and external sensor kits.
   .         Trailer fleet size less than 200                            $  495
   .         Trailer fleet size 200 - 1500                               $  475
 .  Trailer fleet size over 1500                                          $  425

 .  External FleetView Sensor Kits                 Fleets * 200      Fleets  200
                                                  ------------      -----------
 .  Cargo Sensor Kit                                       $105           $   95
 .  Door Sensor Kit                                        $ 85           $   75
 .  Cargo + Door Sensor Kit                                $140           $  125
 .  Connection Sensor Kit                                  $TBD           $  TBD

Tview Software

 .  Internet based access to trailer status, utilization and location, including street level mapping.
 .  Access to Tview Application Software
 .  Fleets * 200 units                                                    $1,495
 .  Fleets  200 units                                                     $2,495
 .  Internet Service Provider                                       Not Included

* less than

                                   Exhibit E
                                   ---------
                        Communication Service Rate Plan
                        -------------------------------

Monthly Communication Service Plans:

Fleet Size                                         * 200 Units       200 Units
----------                                         -----------       ---------

 .  D: Light Trailer Contact (30 messages)               $11.95         $10.95
   Additional messages                                  $  .40         $  .37
 .  E: Moderate Trailer Contact (45 messages)            $14.95         $13.95
   Additional messages                                  $  .34         $  .31
 .  F: Frequent Trailer Contact (60 messages)            $15.95         $14.95
   Additional messages                                  $  .27         $  .25

     Service Plan Notes:

 . Messaging billing starts from in-service date through last month in service. . Positions are included in message budget.
 .  Plans D, E & F (FleetView System):
 .  Messages are not averaged across units.
 .  Incremental charges are assessed for messages exceeding plan limits.

Additional Services:

 .  FleetView Trailer Monitoring
 .  Standard FleetView Control Unit Installation                        $  125
 .  Standard Sensor Installation
 .  Cargo Sensor                                                           TBD
 .  Door Sensor                                                            TBD
 .  Cargo + Door Sensor                                                    TBD
 .  Connection Sensor                                                      TBD
 .  Connection + Other Discount From Total                                 TBD
   Monthly extended maintenance (control units and sensors)       $3.50/month
   Re-activation or account transfer of in-service unit              $25/unit
 .  Software installation and/or user training (on site)             $125/hour
 .  Special administrative requests                                   $75/hour

     Note:  FleetView Product Purchase Form specifies applicable terms and conditions.

* less than

                                   Exhibit F
                                   ---------
                                   XTRA Marks
                                   ----------

XTRA (Name and Design)
XTRA Intermodal
XTRA Lease
Roadwatch
Signature Solutions
Repair Cost Standards

                                   Exhibit G
                                   ----------

                                Form of Warrant
                                ---------------

 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ABSENT REGISTRATION OF SUCH SECURITIES UNDER SAID ACT AND SAID LAWS UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

 THIS WARRANT AND THE SHARES REPRESENTED BY THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN THAT CERTAIN SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, DATED AS OF AUGUST 10, 2000, AS AMENDED, COPIES OF WHICH ARE AVAILABLE FOR EXAMINATION AT THE PRINCIPAL OFFICE OF THE COMPANY.


               Void after 5:00 PM New York Time, on [____], 2005

                                    WARRANT
                          TO PURCHASE COMMON STOCK OF
                                  TERION, INC.

                                 [____] Shares

  THIS CERTIFIES THAT XTRA CORPORATION or its registered assignee pursuant to
Section 5 hereof ("Holder") is entitled to purchase from Terion, Inc., a corporation organized and existing under the laws of Delaware (herein called the "Company"), upon and subject to the terms and conditions set forth herein, at any time after the date hereof and until 5:00 p.m. (Eastern Time) on [____], 2005 (the "Warrant Expiration Time"), an aggregate of up to [______] fully paid and non-assessable shares of voting Common Stock at a purchase price per share equal to the Exercise Price, as hereinafter defined. The number of shares of voting Common Stock to be received upon the exercise of this Warrant and the Exercise Price to be paid for a share of voting Common Stock are subject to limitation and adjustment from time to time as hereinafter set forth.

     1.   Certain Definitions. As used herein, the following terms shall have
          -------------------
the following meanings:

          (a) "Additional Shares of Common Stock" means all shares of Common Stock (and all warrants, options or other rights to purchase shares of Common Stock and all securities convertible into or exchangeable for shares of Common Stock) issued by the Company after the Original Issue Date, whether or not subsequently reacquired or retired by the Company, other than:

               (i) securities issued in connection with any stock splits, stock dividends or other distributions payable pro rata to all holders of Common Stock;

               (ii) Preferred Stock and any Common Stock issued upon the conversion of such Preferred Stock;

               (iii) warrants, options or other rights to purchase shares of Common Stock or stock or securities convertible into or exchangeable or redeemable for shares of Common Stock (other than the options and other rights described in clause (iv) and clause (vi) of this paragraph (a)), and any shares of Common Stock issued upon exercise or conversion of any such warrants, options, stock, securities or other rights to purchase or acquire shares of Common Stock, to the extent any of the foregoing were outstanding on the Original Issue Date;

               (iv) options or other rights to purchase shares of Common Stock, and any shares of Common Stock issued upon exercise of any such option or other right, issued pursuant to the Company's 1995 Employee Stock Option Plan (as the same may be amended or restated from time to time) or any other equity incentive plan adopted by the Company for grant of stock options, shares or similar rights to employees, directors and consultants;

               (v) any shares of Common Stock issued upon the exercise of any warrant, option or other right to purchase or acquire shares of Common Stock so long as such warrant, option or other right was itself an Additional Share of Common Stock or was excluded from the definition of Additional Shares of Common Stock pursuant to clauses (iii), (iv), (vi), (vii), or (viii) of this paragraph
(a);

               (vi) the warrants issued to International Logistics Group L.L.C. ("ILG") on October 27, 1998, and issued thereafter in connection with the issuance of Series D Preferred Stock (the "ILG Warrants"), the Warrants issued to Communications Equity Associates, Inc. and/or its designees or assigns ("CEA") on October 27, 1998, and issued thereafter in connection with the issuance of Series D Preferred Stock (the "CEA Warrants"), and the shares of Common Stock into which the ILG Warrants and CEA Warrants are exercisable;

               (vii) the warrants issued and to be issued in connection with the issuance shares of Series E Convertible Preferred Stock, $.01 par value per share, (as adjusted for all subsequent stock dividends, subdivisions, combinations and anti-dilution adjustments) (the "Series E Warrants");

               (viii) any options or warrants which may be granted to any person or entity with an exercise price of $1.65 or more per share of Common Stock and the shares of Common Stock issuable upon the exercise of such options or warrants (as adjusted for all subsequent stock dividends, subdivisions, combinations and anti-dilution adjustments);

               (ix) any securities of the Company or any warrants, options or other rights to purchase any securities of the Company issued after the closing date of the Company's initial Public Offering.

          (b) "Capital Stock" means the Company's Common Stock, Preferred Stock, and any other stock of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

          (c) "Common Stock" means the Company's voting Common Stock, par value $0.01 per share, and the Company's Non-voting Common Stock, $0.01 par value per share.

          (d) "Exercise Price" means Two Dollars ($2.00) per share for the purchase of the Warrant Shares as the same may be adjusted from time to time as provided herein.

          (e) "Preferred Stock" means the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, and any other class or series of the Company's preferred stock issued after the Original Issue Date with an effective conversion price of $1.65 or more per share of Common Stock (as adjusted for all subsequent stock dividends, subdivisions, combinations and anti-dilution adjustments).

          (f) "Public Offering" means any underwritten public offering of the Company's Common Stock, the gross proceeds of which to the Company and/or selling stockholders (if any) (before deducting any underwriting fees and selling commissions) are at least $50 million, provided that the public offering price per share (before deducting any underwriting fees or selling commissions), when multiplied by the number of shares of Common Stock outstanding immediately after such closing, exceeds $100 million.

          (g) "Strategic Business Agreement" means the Strategic Business Agreement dated as of September 11, 2000, between the Company and XTRA Lease, Inc.

          (h) "Warrant Shares" means the shares of voting Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

          (i) "Warrant Expiration Time" has the meaning assigned to it in the paragraph immediately preceding this Section 1.

     2.   Exercise of Warrant.
          -------------------

          (a)  Exercisability. The Holder's right to purchase the Warrant
               --------------
Shares shall be immediately exercisable.

          (b)  Manner of Exercise.  Except as otherwise provided herein, this
               ------------------
Warrant may be exercised in whole or in part on any business day (the "Exercise Date") by presentation and surrender hereof to the Company at its principal office at the following address: 420 N. Wickham Road, Melbourne, FL 32935, or at the office of its stock transfer or warrant agent, if any, (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the

Exercise Price in lawful money of the United States of America in the form of a check (subject to collection) or wire transfer to an account designated by the Company, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder, subject to the same terms and conditions as would be applicable under this Warrant. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that the certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.


          (c)  HSR.  Notwithstanding anything to the contrary elsewhere herein,
               ---
the Holder acknowledges and agrees that its right to exercise this Warrant shall be contingent upon, in each instance, the expiration of all waiting periods and the receipt of any authorizations or consents that the Company, in its sole discretion, may determine are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any other applicable rule or regulation by which the Company is bound. The Holder shall provide the Company not less than ten (10) business days' prior written notice, in each instance, of its intention to exercise this Warrant, specifying the number of Warrant Shares that the Holder intends to purchase and the aggregate purchase price payable therefore.

     3.  Reservation of Shares.  The Company shall reserve at all times for
         ---------------------
issuance and delivery upon exercise or conversion of this Warrant all shares of its Common Stock or other shares of Capital Stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or conversion of this Warrant in accordance with the terms hereof, including payment of the applicable Exercise Price in full, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions ("Liens") on sale (other than (i) restrictions pursuant to applicable federal and state securities laws, and (ii) any Liens created by any action or inaction of the Holder of the Warrant Shares) and free and clear of all preemptive rights.

     4.  Fractional Interest.  The Company will not issue a fractional share of
         -------------------
Common Stock or scrip upon any exercise or conversion of this Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current market price of a full share by the fraction of a share and round the result to the nearest cent.

     The current market value of a share of Common Stock for purposes of this Section shall be determined as follows:

          (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The NASDAQ National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or Market on the last business day prior to the date of exercise or conversion of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or Market; or

          (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., on the last business day prior to the date of exercise or conversion; or

          (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value per share shall be an amount determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company.

     5.   Assignment or Transfer of Warrant.
          ---------------------------------

          (a)  Conditions.  The Holder shall not assign or otherwise transfer
               ----------
its interest in this Warrant, or any of the Warrant Shares, in whole or in part, unless: (i) the Company shall have consented in writing to the proposed transfer; (ii) the proposed transferee shall have agreed in writing, in form and substance satisfactory to the Company, to be bound by the terms of this Warrant; and (iii) the Holder shall have provided the Company with an opinion of counsel in such form reasonably acceptable to the Company, that such transfer would not be in violation of the Act or any applicable state securities or blue sky laws.

          (b)  Procedure.  Subject to the provisions of 5(a) above and Section
               ---------
8 below, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

     6.   Adjustment of Exercise Price and Number of Shares.  The number and
          -------------------------------------------------
kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a)  Reclassification, Consolidation or Merger.  In case of any
               -----------------------------------------
reclassification or change of outstanding securities issuable upon exercise or conversion of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant), the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefore, execute a new warrant providing that the Holder of the Warrant shall have the right to exercise such new warrant (upon terms not less favorable to the Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by the Holder of one share of Common Stock issuable upon exercise or conversion of this Warrant had the Warrants been exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Such new warrant shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this subsection shall similarly apply to successive reclassifications, changes, consolidations, or mergers.

          (b)  Subdivision or Combination of Shares.  If, at any time while
               ------------------------------------
this Warrant remains outstanding and unexpired, the Company shall subdivide or combine its Capital Stock, the Exercise Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Capital Stock for the purpose of so combining, as of such record date, whichever is earlier.

          (c)  Stock Dividends and Distributions.  If the Company at any time
               ---------------------------------
while this Warrant is outstanding and unexpired shall pay a dividend in shares of, or make other distribution of shares of, its Capital Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying that Exercise Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Capital Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Capital Stock outstanding immediately after such dividend or distribution. The number of shares of Capital Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

          (d)  Sale of Shares Below Conversion Price.
               -------------------------------------

               (i)  Adjustment.  Subject to the remaining provisions of this
                    ----------
paragraph (d), if the Company at any time while this Warrant is outstanding and unexpired shall issue or sell Additional Shares of Common Stock, other than as a dividend or distribution as provided in Section 6(c) above, and other than upon a subdivision or combination as provided in Section 6(b) above, for a consideration per share less than the Exercise, then and in each case the Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Exercise Price by a fraction (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (y) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of such Additional Shares of Common Stock so issued.

               (ii)   Amount of Consideration. For the purpose of making any
                      -----------------------
adjustment in the Exercise Price or number of Warrant Shares purchasable hereunder, the consideration received by the Company for any issue or sale of securities shall:

                      (A) to the extent it consists of cash, be computed at the amount of cash received by the Company after deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Company in connection with such issue or sale;

                      (B) to the extent it consists of services or property other than cash, be computed at the fair value of such services or property as determined in good faith by the Board of Directors of the Company; and

                      (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers all assets sold by the Company, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors of the Company to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (iii)  Issuance of Convertible Securities.  For the purpose of
                      ----------------------------------
the adjustment provided in subsection (i) of this Section 6(d), if the Company at any time while this Warrant is outstanding and unexpired shall issue any options, warrants or other rights for the purchase of, or stock or other securities convertible into or exchangeable or redeemable for, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then, in each case, if the Effective Price (as defined in the next sentence) of such rights, options or Convertible Securities shall be less than the Exercise Price, then and in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Company upon exercise or conversion of such options or rights. For purposes of this paragraph, "Effective Price" shall mean the quotient determined by dividing the total of all such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of any Exercise Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

     If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the respective Conversion Prices adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Prices that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options, or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights and options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

               (iv) Issuance of Rights or Options for the Purchase of
                    -------------------------------------------------
Convertible Securities. For the purpose of the adjustment provided for in
----------------------
subsection (i) of this Section 6(d), if the Company at any time while this Warrant is outstanding and unexpired issue any rights or options for the purchase of Convertible Securities, then in each such case, if the Effective Price (as defined in the next sentence) thereof shall be less than the Exercise Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the conversion of such Convertible Securities. For the purposes of this paragraph, "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of any Exercise Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

          The provisions of subsection (iii) above for the readjustment of the Conversion Prices upon the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis (with the necessary changes having been made) to the rights, options and Convertible Securities referred to in this subsection (iv).

               (v)  Other Action Affecting Capital Stock.  In case after the
                    ------------------------------------
date hereof the Company shall take any action affecting the Capital Stock, other than an action described in any of the foregoing provisions of this Section, which in the opinion of the Company's Board of Directors would have a materially adverse effect upon the rights of the Holder to purchase the Warrant Shares, the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors may in good faith determine to be equitable in the circumstances.

          (e)  Notices of Record Date. In the event of (i) any taking by the
               ----------------------
Company of a record of the holders of any class or series of securities for the purpos of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all the assets of the Company to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall mail to the Holder at least 30 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          (f)  Adjustment of Number of Shares. Upon each adjustment in the
               ------------------------------
Exercise Price pursuant to any provisions of this Section, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

          (g)  Officer's Certificate. Whenever the Exercise Price shall be
               ---------------------
adjusted as required by the provisions of this Section, the Company shall forthwith file in the custody of its secretary or an assistant secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. A copy of each such officers' certificate shall be promptly mailed, by certified mail, to the Holder and the original shall be made available at all reasonable times for inspection by any other holder of a Warrant executed and delivered pursuant to Section 5 hereof.

     7.   Rights of the Holder.  The Holder shall not, by virtue hereof, be
          --------------------
entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those set forth in this Warrant. The Holder shall be entitled to execute and enter into the Company's Seventh Amended and Restated Registration Rights Agreement dated as of August 10, 2000, as amended, providing for certain registration rights with respect to the Warrant Shares, but not the Warrant and pursuant to which the Holder will agree to a 180 day lock-up with respect to the Warrant Shares.

     8.   Transfer to Comply with the Securities Act of 1933. No sale, transfer,
          --------------------------------------------------
assignment, hypothecation or other disposition of this Warrant or of the Warrant Shares shall be made if such transfer, assignment or other disposition would result in a violation of the Act, or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account, and not as a nominee thereof, for investment, and not with a view toward distribution or resale, except as permitted by the Act, and shall provide such other information to the Company as the Company may reasonably request. Any Warrant and any Warrants issued upon exercise of, substitution for, or upon assignment or transfer of this Warrant, as the case may be, and all shares of Common Stock issued upon exercise hereof or conversion thereof shall bear legends (in addition to any legend required by state securities laws) in substantially the form set forth on the first page of this Warrant, unless and until such securities have been transferred pursuant to an effective registration statement under the Act or may be freely sold to the public pursuant to Rule 144 (or any successor rule thereto) or otherwise.

     9.   Modification and Waiver.  Neither this Warrant nor any term hereof may
          -----------------------
be changed or waived other than by an instrument in writing signed by the Company and by the holder hereof.

     10.  Notices.  Any notice, request or other document required or permitted
          -------
to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail or documented overnight delivery service, postage prepaid, or by telecopy, receipt acknowledged, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefore in Section 2(b) of this Warrant.

     11.  Descriptive Headings and Governing Law.  The descriptive headings of
          --------------------------------------
the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     12.  No Impairment.  The Company will not knowingly avoid or seek to avoid
          -------------
the observance or performance of any of the terms to be observed or performed hereunder by it, but will at all times in good faith assist in the carrying out of all of the provisions of this Warrant.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of [_________, ___, 2000].

                              TERION, INC.

                              By:       __________________________________
                                        Frank Armstrong, Vice President & CFO

                                 PURCHASE FORM
                                 -------------


                                                   Dated _______________________


  The undersigned hereby irrevocably elects to exercise the within Warrant to purchase _____________ shares of Common Stock and hereby makes payment of $_________________ in payment of the exercise price thereof.


                              __________________________________________
                              [PRINT OR TYPE NAME OF ENTITY]

                              By: _____________________________________
                                  Name: _______________________________
                                  Title: ______________________________

                                ASSIGNMENT FORM
                                ---------------


                                                  Dated ________________________


  FOR VALUE RECEIVED, ______________________________________ hereby sells,

assigns and ____________________________________________________________________
                         (please type or print in block letters)

transfers unto _________________________________________________________________
                         (please type or print in block letters)

(the "Assignee"), of ___________________________________________________________
                                   (Address)

its right to purchase up to _________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



                              ________________________________________
                              [PRINT OR TYPE NAME OF ENTITY]

                              By:  ___________________________________
                                   Name: _____________________________
                                   Title: ____________________________

                                  Schedule 1
                                  ----------
                                   Pricing
                                   -------


 .  Hardware Pricing (includes:  antennae, control unit, battery, and cables)

          .  $[   *  ] Per Unit


          . Monthly Service Pricing (per trailer per month/per additional message)

                   --------------------------------------------------
                    15 Message Plan                   $[  *  ]
                   --------------------------------------------------
                    30 Message Plan                   $[  *  ]
                   --------------------------------------------------
                    45 Message Plan                   $[  *  ]
                   --------------------------------------------------
                    60 Message Plan                   $[  *  ]
                   --------------------------------------------------


          .  Sensor Pricing


                                                     ----------------
                                                         XTRA
                   --------------------------------------------------
                    Door Sensor Kit                   $[  *  ]
                   --------------------------------------------------
                    Cargo & Door Sensor Kit           $[  *  ]
                   --------------------------------------------------
          .  Software

                    .    Standard Software and private labeled website to be
                         provided pursurant to the terms of the Strategic
                         Business Agreement
                    .    ISP: Not included


                                             .  Installation


                                              -------------------------
                                                      XTRA
            -----------------------------------------------------------
             Basic Unit                        $[  *  ] (No wait time)
            -----------------------------------------------------------
             Sensor Package (Door & Cargo)     $[  *  ] (No wait time)
            -----------------------------------------------------------

* Information omitted pursuant to a confidentiality request filed with the Securities and Exchange commission